UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 30, 2010

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 31, 2010, Helen of Troy Limited (the “Company”), Helen of Troy Texas Corporation, a Texas corporation and wholly-owned subsidiary of the Company (“Helen of Troy Texas”), KI Acquisition Corp., a New York corporation and wholly-owned subsidiary of Helen of Troy Texas (“Merger Sub”), Kaz, Inc. (“Kaz”), a New York corporation, and certain shareholders of Kaz completed the transactions contemplated by that certain Merger Agreement, dated December 8, 2010, by and among the Company, Helen of Troy Texas, Merger Sub, Kaz and those certain shareholders of Kaz set forth therein (the “Merger”).  Upon the effectiveness of the Merger, Kaz became a wholly-owned indirect subsidiary of the Company as a result of the merger of Merger Sub with and into Kaz.

Item 1.01               Entry into a Material Definitive Agreement.

Revolving Line of Credit Agreement and Term Loan Credit Agreement

On December 30, 2010, in connection with the Merger, the Company and certain of its subsidiaries entered into:

•                  a Credit Agreement (the “2010 RCA”) with Bank of America, N.A. (“Bank of America”); and

•                  a Term Loan Credit Agreement with Bank of America (the “TLCA”).

The 2010 RCA provides for an unsecured revolving commitment of up to $150 million, subject to the terms and limitations described below.  The 2010 RCA includes a $15 million sub-limit for letters of credit.  Outstanding letters of credit reduce the borrowing availability under the 2010 RCA on a dollar for dollar basis.  Borrowings under the 2010 RCA are subject to the Company’s compliance with the terms of the 2010 RCA and the absence of the Company and its subsidiaries experiencing a Material Adverse Effect (as defined in the 2010 RCA).  This commitment under the 2010 RCA terminates on December 30, 2015.  Borrowings under the 2010 RCA accrue interest at a “Base Rate” plus a margin of 0.25 to 1.375 percent per annum based on the Leverage Ratio (as defined in the 2010 RCA) at the time of borrowing.  The Base Rate is equal to the highest of the Federal Funds Rate (as defined in the 2010 RCA) plus 0.50 percent, Bank of America’s prime rate, or the one month LIBOR rate plus 1 percent. Alternatively, if the Company elects, borrowings accrue interest based on the respective 1, 2, 3, or 6-month LIBOR rate plus a margin of 1.25 to 2.375 percent per annum based upon the Leverage Ratio at the time of the borrowing.  The Company will incur loan commitment fees under the 2010 RCA at a rate ranging from 0.30 to 0.50 percent per annum on the unused balance of the 2010 RCA. Additionally, the Company will incur letter of credit fees under the 2010 RCA at a rate ranging from 1.25 to 2.375 percent per annum on the face value of any letter of credit.  All obligations under the 2010 RCA are unconditionally guaranteed by the Company and certain of the Company’s subsidiaries (the “RCA Guaranty”).

The TLCA provides for an unsecured line of credit of $100 million that matures on March 30, 2011.  The TLCA accrues interest at the “Base Rate” plus a margin of 2.00 percent per annum, or alternatively, upon our timely election, at the one month LIBOR rate plus a margin of 3.00 percent per annum.  All obligations under the TLCA are unconditionally guaranteed by the Company and certain of the Company’s subsidiaries (the “TLCA Guaranty”).  The Company intends to repay in full and terminate the TLCA prior to the maturity date of the TLCA, replacing it with permanent long-term financing.

On December 31, 2010, a principal amount of $94 million was borrowed under the 2010 RCA and a principal amount of $100 million was borrowed under the TLCA.  The proceeds of the borrowings under the 2010 RCA and the TLCA were used to pay the Merger Consideration (as defined below) pursuant to the Merger Agreement.

The 2010 RCA and the TLCA require the maintenance of certain financial covenants, including a maximum Leverage Ratio, a minimum Interest Coverage Ratio (as defined in the 2010 RCA and the TLCA), a minimum Consolidated Net Worth (as defined in the 2010 RCA and the TLCA). Additionally, the 2010 RCA and TLCA contain other customary covenants, including, among other things, covenants restricting the Company, except under certain conditions set forth therein, from (1) incurring liens on any of its properties, (2) making certain types of investments, (3) incurring additional indebtedness, and (4) assigning or transferring certain licenses.  Additionally, the 2010 RCA and the TLCA place limitations on the Company’s ability to pay dividends and repurchase its common shares.

The 2010 RCA and the TLCA contain customary events of default, including, among other things, non-payment by any borrower, non-compliance with certain covenants by the Company or its subsidiaries party to such agreement, the bankruptcy filing of the Company or its subsidiaries, and a default by the Company or its subsidiaries under certain other agreements related to indebtedness of the Company or its subsidiaries.  Upon an event of default under the 2010 RCA or the TLCA, Bank of America may, among other things, accelerate the maturity of any amounts outstanding under such agreement and terminate any commitments and obligations of the lenders thereunder.

The foregoing descriptions of the 2010 RCA, the RCA Guaranty, the TLCA and the TLCA Guaranty are not a complete descriptions of all of the parties’ rights and obligations under such agreements and are qualified in their entirety by reference to the 2010 RCA, the RCA Guaranty, the TLCA and the TLCA Guaranty are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and which are incorporated by reference herein.

Letter Amendment No. 2 and Limited Consent to the Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement

On December 30, 2010, in connection with the Merger, the Company and certain of its subsidiaries entered into that certain Letter Amendment No. 2 and Limited Consent to the Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement (the “Prudential Amendment”) with The Prudential Insurance Company of America (“Prudential”) to amend that certain Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement, dated as of December 31, 1996, as amended by Letter Amendment No. 1 dated as of August 30, 2001 (the “Prudential Agreement”), among the Company, certain of its subsidiaries and Prudential.  Pursuant to the Prudential Amendment, Prudential consented to the Company and Helen of Troy Texas effecting the Merger. Additionally, the Prudential Amendment required the addition of certain subsidiaries of the Company as guarantors of the Prudential Agreement and amended and restated the negative covenants and events of default under the Prudential Agreement.

The foregoing description of the Prudential Amendment is not a complete description of all of the parties’ rights and obligations under such agreement and is qualified in its entirety by reference to the Prudential Amendment that is filed with this Current Report on Form 8-K as Exhibit 10.5, and which is incorporated by reference herein.

Item 1.02               Termination of a Material Definitive Agreement.

On December 31, 2010, in connection with the Merger and the Company entering into the 2010 RCA, the Company terminated the Credit Agreement, dated June 1, 2004, among the Company, certain of its subsidiaries and Bank of America (as amended, the “2004 RCA”).  No borrowings were outstanding under the 2004 RCA.  In connection with the termination, all letters of credit outstanding under the 2004 RCA were transferred to the 2010 RCA.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On December 31, 2010, the Company’s wholly-owned subsidiary, Merger Sub, merged with and into Kaz, with Kaz continuing as the surviving corporation and as a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, each outstanding share of common stock and preferred stock of Kaz, as well as each warrant, stock option and deferred stock unit of Kaz, was canceled and converted into the right to receive in cash a portion of the Merger Consideration, as set forth in the Merger Agreement.  The “Merger Consideration” was $266.04 million, subject to certain future adjustments, including an adjustment for closing date working capital.

The description contained within this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2010 and is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Revolving Line of Credit Agreement and Term Loan Credit Agreement” is incorporated by reference into this Item 2.03.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.  As permitted by Form 8-K, the required financial statements for Kaz will be filed under cover of an amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after this Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.  As permitted by Form 8-K, the required pro forma financial information required to be filed in connection with the acquisition will be filed under cover of an amendment to this Form 8-K as soon as practicable, but no later than 71 calendar days after this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit Number	Description
10.1	Credit Agreement dated December 30, 2010, by and among Helen of Troy, L.P., Helen of Troy Limited, a Bermuda company, and Bank of America, N.A.
10.2

Guaranty, dated December 31, 2010, made by Helen of Troy Limited, a Bermuda company, Helen of Troy Limited , a Barbados company, Hot Nevada, Inc., Helen of Troy Nevada Corporation, Helen of Troy Texas Corporation, Idelle Labs Ltd., OXO International Ltd., Helen of Troy Macao Commercial Offshore Limited, Kaz, Inc., Kaz USA, Inc., and Kaz Canada, Inc., in favor of Bank of America, N.A. and other lenders, pursuant to the Credit Agreement, dated December 30, 2010.

10.3	Term Loan Credit Agreement, dated December 30, 2010, by and among Helen of Troy, L.P., Helen of Troy Limited, a Bermuda company, and Bank of America, N.A.
10.4

Guaranty, dated December 31, 2010, made by Helen of Troy Limited, a Bermuda company, Helen of Troy Limited , a Barbados company, Hot Nevada, Inc., Helen of Troy Nevada Corporation, Helen of Troy Texas Corporation, Idelle Labs Ltd., OXO International Ltd., Helen of Troy Macao Commercial Offshore Limited, Kaz, Inc., Kaz USA, Inc., and Kaz Canada, Inc., in favor of Bank of America, N.A. and other lenders, pursuant to the Term Loan Credit Agreement, dated December 30, 2010.

10.5

Letter Amendment No. 2 and Limited Consent to the Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement dated December 30, 2010, by and among Helen of Troy L.P., Helen of Troy Limited, a Bermuda company, Helen of Troy Limited, a Barbados company, Helen of Troy Texas Corporation, Helen of Troy Nevada Corporation, HOT Nevada Inc., and The Prudential Insurance Company of America.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: January 6, 2011	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement dated December 30, 2010, by and among Helen of Troy, L.P., Helen of Troy Limited, a Bermuda company, and Bank of America, N.A.
10.2

Guaranty, dated December 31, 2010, made by Helen of Troy Limited, a Bermuda company, Helen of Troy Limited , a Barbados company, Hot Nevada, Inc., Helen of Troy Nevada Corporation, Helen of Troy Texas Corporation, Idelle Labs Ltd., OXO International Ltd., Helen of Troy Macao Commercial Offshore Limited, Kaz, Inc., Kaz USA, Inc., and Kaz Canada, Inc., in favor of Bank of America, N.A. and other lenders, pursuant to the Credit Agreement, dated December 30, 2010.

10.3	Term Loan Credit Agreement, dated December 30, 2010, by and among Helen of Troy, L.P., Helen of Troy Limited, a Bermuda company, and Bank of America, N.A.
10.4

Guaranty, dated December 31, 2010, made by Helen of Troy Limited, a Bermuda company, Helen of Troy Limited , a Barbados company, Hot Nevada, Inc., Helen of Troy Nevada Corporation, Helen of Troy Texas Corporation, Idelle Labs Ltd., OXO International Ltd., Helen of Troy Macao Commercial Offshore Limited, Kaz, Inc., Kaz USA, Inc., and Kaz Canada, Inc., in favor of Bank of America, N.A. and other lenders, pursuant to the Term Loan Credit Agreement, dated December 30, 2010.

10.5

Letter Amendment No. 2 and Limited Consent to the Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement dated December 30, 2010, by and among Helen of Troy L.P., Helen of Troy Limited, a Bermuda company, Helen of Troy Limited, a Barbados company, Helen of Troy Texas Corporation, Helen of Troy Nevada Corporation, HOT Nevada Inc., and The Prudential Insurance Company of America.